Exhibit 99.1

RR DONNELLEY REPORTS SECOND QUARTER 2017 RESULTS

Chicago, August 1, 2017 – R.R. Donnelley & Sons Company (NYSE: RRD) (“RRD”) today reported financial results for the second quarter 2017. Unless otherwise noted, today’s results represent RRD following the October 1, 2016 spinoffs of LSC Communications, Inc. (“LSC”) and Donnelley Financial Solutions, Inc. (“Donnelley Financial”) which are presented as discontinued operations for periods prior to October 1, 2016. Further, all references to the number of shares and per share amounts have been retroactively adjusted to give effect to the one-for-three reverse stock split which took place October 1, 2016 immediately following the spinoffs.

Key financial highlights include:

	Q2 2017	Q2 2016	% Change
Net sales	$1.65 billion	$1.63 billion	0.8%
Income from operations	$38.6 million	$24.7 million	56.3%
Net earnings (loss) attributable to common stockholders - continuing operations	$76.5 million	$(23.2) million	nm
Diluted earnings (loss) per share	$1.09	$(0.33)	nm
Income from operations - Non-GAAP(1)	$43.6 million	$54.7 million	(20.3%)
Net earnings (loss) attributable to common stockholders - continuing operations - Non-GAAP(1)	$(4.1) million	$0.8 million	nm
Diluted earnings (loss) per share - Non-GAAP(1)	$(0.06)	$0.01	nm
(1)

Non-GAAP income from operations, net earnings (loss) attributable to common stockholders - continuing operations and diluted earnings (loss) per share exclude restructuring, impairment, spin-off related expenses, acquisition related expenses, net gain on investments, pension settlement charges, loss on debt extinguishments and other charges, as applicable.  See pages 9 and 10 for a complete listing of items excluded and a reconciliation of GAAP income from operations, net earnings (loss) attributable to common stockholders - continuing operations and diluted earnings (loss) per share to non-GAAP income from operations, net earnings (loss) attributable to common stockholders - continuing operations and diluted earnings (loss) per share.

“Our overall second quarter performance was within the range of our expectations. However, while net sales remained stable, income from operations was negatively impacted by unfavorable mix in several of our businesses and changes in foreign exchange rates,” said Dan Knotts, RRD’s President and Chief Executive Officer. “In addition, we incurred investments and start-up costs in Asia as we quickly ramp up a new packaging production facility to support a significant business opportunity that we expect will begin to generate incremental sales volume later in the third quarter. We continue to make good progress in advancing our long term strategic priorities while aggressively managing our cost structure, and as we look to the back half of the year, we remain confident in our ability to deliver against our previous guidance for 2017.”

Second Quarter 2017 Highlights

Net sales in the quarter were $1.65 billion, up $13.4 million or 0.8% from the second quarter of 2016. On an organic basis, consolidated net sales declined 0.8% driven by volume growth in the International and Strategic Services segments and favorable changes in fuel surcharges which were more than offset by lower postage pass through sales in the Strategic Services segment, net volume declines in the Variable Print segment and modest price erosion across all segments.

Gross profit in the second quarter of 2017 was $303.1 million or 18.4% of net sales versus $316.4 million or 19.4% of net sales in the prior year quarter. The decline was primarily due to unfavorable mix in several businesses, modest price pressure in all segments and unfavorable changes in foreign exchange rates.

Selling, general and administrative expenses (“SG&A”) of $213.2 million, or 13.0% of net sales, in the second quarter of 2017 decreased from $233.6 million, or 14.3% of net sales, in the prior year. This decline was primarily due to pension settlement charges of $20.4 million in the second quarter of 2016 while higher bad debt expense and allocated costs from the pre-spin operations in the prior year period were offset by unfavorable changes in foreign exchange rates and higher variable incentive compensation expense in the current year period.

Income from operations of $38.6 million in the second quarter increased $13.9 million from $24.7 million in the 2016 quarter. The prior year period included the pension settlement charges and higher restructuring and impairment charges. Non-GAAP income from operations of $43.6 million, or 2.6% of net sales, decreased $11.1 million from $54.7 million, or 3.4% of net sales, reported in the prior year period primarily due to lower gross profit partially offset by lower depreciation and amortization expense.

Net earnings attributable to common stockholders from continuing operations was $76.5 million in the second quarter compared to a net loss of $23.2 million in the second quarter of 2016. During the second quarter of 2017, the debt-for-equity exchange of most of the Company’s retained shares of Donnelley Financial for certain outstanding senior notes resulted in an after tax net realized gain of $94.4 million. In addition, the Company tendered certain outstanding debentures and senior notes. These transactions resulted in a net after-tax loss on debt extinguishments of $8.5 million. The prior year period included the after tax impact of the pension settlement charges and higher restructuring and impairment charges. Non-GAAP net loss attributable to common stockholders from continuing operations was $4.1 million, a decrease of $4.9 million compared to net earnings of $0.8 million in the second quarter of 2016, primarily driven by lower income from operations partially offset by lower interest expense.

Second quarter 2017 diluted earnings per share attributable to common stockholders from continuing operations was $1.09 compared to a diluted loss per share of $0.33 from the second quarter of 2016. Non-GAAP diluted loss per share attributable to common stockholders from continuing operations was $0.06 in 2017 compared to diluted earnings per share of $0.01 in 2016.

Key financial highlights by segment include:

	Three Months Ended June 30,
	Variable Print		Strategic Services		International		Corporate
($ in millions)	2017	2016	2017	2016	2017	2016	2017	2016

Net sales	$735.0	741.4	406.0	400.1	505.0	491.1	—	—
Income (loss) from operations	31.1	40.1	4.0	8.9	16.3	28.8	(12.8)	(53.1)
Operating margin %	4.2%	5.4%	1.0%	2.2%	3.2%	5.9%

Non-GAAP income (loss) from operations (1)	32.1	41.6	4.1	9.2	18.2	32.0	(10.8)	(28.1)
Non-GAAP operating margin % (1)	4.4%	5.6%	1.0%	2.3%	3.6%	6.5%

(1) Refer to page 12 for GAAP to Non-GAAP reconciliations by segment

VARIABLE PRINT:

Net sales decreased 0.9% from the second quarter of 2016 primarily due to volume decreases in Direct Mail and Commercial and Digital Print and modest price erosion throughout the segment, partially offset by net sales from the digital print and inserting operations of Precision Dialogue.

Income from operations was down $9.0 million versus the prior year second quarter. Non-GAAP income from operations was down $9.5 million versus the second quarter of 2016 primarily due to unfavorable mix in Commercial and Digital Print, higher actual costs in the current period versus allocated costs from the pre-spin operations in the prior year period, modest price declines and lower net volume.

STRATEGIC SERVICES:

Net sales in the quarter increased 1.5% from the second quarter of 2016. Net sales in 2017 included $23.2 million in net spin-related sales increases, volume increases in Logistics and Sourcing, net sales from Precision

Dialogue’s data analytics services offering and slightly higher fuel surcharges.  Partially offsetting these increases were lower postage pass through sales of $32.2 million, volume declines within Digital and Creative Solutions and modest price declines in Logistics.

Income from operations was down $4.9 million compared to the prior year quarter. Non-GAAP income from operations was down $5.1 million versus the second quarter of 2016 due to unfavorable mix and modest price declines.

INTERNATIONAL:

Net sales grew 2.8% from the second quarter of 2016 primarily due to significant volume increases in Asia, partially offset by volume declines in Global Turnkey Solutions and Business Process Outsourcing, a $14.1 million unfavorable impact from changes in foreign exchange rates and modest price erosion in Asia.

Income from operations declined $12.5 million compared to the prior year quarter. Non-GAAP income from operations decreased $13.8 million as compared to the second quarter of 2016 primarily due to unfavorable changes in foreign exchange rates and mix, cost inflation, higher actual costs in the current period versus allocated costs from the pre-spin operations in the prior year period, modest price declines and start-up expenses associated with the new packaging business in Asia which is expected to generate sales beginning in the third quarter.

CORPORATE:

Unallocated corporate expenses were down $40.3 million versus the prior year quarter. The prior year period included pension settlement charges of $20.4 million and higher restructuring charges. Non-GAAP unallocated corporate expenses were down $17.3 million from the second quarter of 2016 which included higher allocated costs from the pre-spin operations.  In addition, lower bad debt expense and cost reduction initiatives were partially offset by lower pension and other postretirement benefits income.

Other Highlights

Cash used in operations in the first half of 2017 was $51.8 million compared to $100.3 million in the prior year first half. The 2017 amount includes $9 million of spinoff-related cash payments. Capital expenditures in the first half of 2017 were $54.2 million versus $101.4 million in the prior year first half which included $31.2 million related to discontinued operations.  Prior year cash flow amounts include the activities of LSC and Donnelley Financial and have not been restated.

As of June 30, 2017, cash on hand was $224.0 million and total debt outstanding was $2.25 billion, including $350.0 million drawn against the credit facility. Availability under the credit facility was $329.0 million at June 30, 2017.

During the second quarter of 2017, the Company completed a tax-free debt-for-equity exchange of most of the Company’s retained shares of Donnelley Financial for certain outstanding senior notes with a principal outstanding balance of $111.6 million. The Company is in the process of disposing of the remaining 99,594 shares of Donnelley Financial common stock in a tax-free transaction. In addition, the Company repurchased $202.8 million of certain senior notes and debentures using borrowings under its credit agreement.

2017 Full Year Guidance

The Company reaffirmed its 2017 full year guidance previously issued on May 2, 2017 with the following highlights.

Current Guidance
August 1, 2017
Net sales	$6.80 billion to $7.00 billion
Non-GAAP adjusted EBITDA(1)	$475 million to $505 million
Non-GAAP income from operations(1)	$275 million to $300 million
Non-GAAP diluted EPS(1)	$1.00 to $1.30
Cash flow from operations	$230 million to $280 million

(1)

Certain components of the guidance given in the table above are provided on a non-GAAP basis only, without providing a reconciliation to guidance provided on a GAAP basis.  Information is presented in this manner, consistent with SEC rules, because the preparation of such a reconciliation could not be accomplished without "unreasonable efforts."  The Company does not have access to certain information that would be necessary to provide such a reconciliation, including non-recurring items and other items that are not indicative of the Company's ongoing operations.  Such items include, but are not limited to, restructuring charges, impairment charges, spinoff-related transaction expenses, pension settlement charges, acquisition-related expenses, gains or losses on investments and business disposals, losses on debt extinguishment and other similar gains or losses not reflective of the Company's ongoing operations.  The Company does not believe that excluding such items is likely to be significant to an assessment of the Company's ongoing operations, given that such excluded items are not believed to be indicators of business performance.

Conference Call

RRD will host a conference call and simultaneous webcast to discuss its second quarter results Wednesday, August 2, 2017 at 11:00 a.m. Eastern Time (10:00 a.m. Central Time). The live webcast will be accessible on RRD's web site: www.rrdonnelley.com. Individuals wishing to participate must register in advance at this link. After registering, participants will receive dial-in numbers, a passcode, and a personal identification number (PIN) that is used to uniquely identify their presence and automatically join them into the audio conference. A webcast replay will be archived on the Company's web site until August 1, 2018. In addition, a telephonic replay of the call will be available until September 1, 2017 at 630.652.3042, passcode 7891885#.

About RRD

RRD is a leading global provider of multichannel solutions for marketing and business communications. With more than 50,000 customers and 43,000 employees across 34 countries, RRD offers a comprehensive portfolio of capabilities, experience and scale that enables organizations around the world to effectively create, manage and execute their multichannel communications strategies.

For more information, visit the Company's web site at www.rrdonnelley.com.

Use of non-GAAP Information

This news release contains non-GAAP financial measures, including non-GAAP SG&A, non-GAAP income from operations, non-GAAP Adjusted EBITDA, non-GAAP effective tax rate, non-GAAP net earnings, non-GAAP diluted EPS and non-GAAP organic net sales. The Company believes that these non-GAAP measures, when presented in conjunction with comparable GAAP measures, provide useful information about its operating results and enhance the overall ability to assess the Company’s financial performance.  These measures should be considered in addition to, and not as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. RR Donnelley uses these non-GAAP measures, together with other measures of performance under GAAP, to compare the relative performance of operations in planning, budgeting and reviewing the performance of its business. Additional information relating to the adjustments for the non-GAAP SG&A, non-GAAP income from operations, non-GAAP Adjusted EBITDA, non-GAAP effective tax rate, non-

GAAP net earnings, non-GAAP diluted EPS and non-GAAP organic net sales for RR Donnelley is set forth in the attached schedules.

Use of Forward-Looking Statements

This news release includes certain “forward-looking statements” within the meaning of, and subject to the safe harbor created by, Section 21E of the Securities Exchange Act of 1934, as amended, with respect to the business, strategy and plans of the Company and its expectations relating to future financial condition and performance. These statements include all those under the column labeled “2017 Full Year Guidance” in the table included under the “Current Guidance” section. Statements that are not historical facts, including statements about RR Donnelley management’s beliefs and expectations, are forward-looking statements. Words such as “believes,” “anticipates,” “estimates,” “expects,” “intends,” “aims,” “potential,” “will,” “would,” “could,” “considered,” “likely,” “estimate” and variations of these words and similar future or conditional expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. While RR Donnelley believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond RR Donnelley’s control. By their nature, forward-looking statements involve risk and uncertainty because they relate to events and depend upon future circumstances that may or may not occur. Actual results may differ materially from RR Donnelley’s current expectations depending upon a number of factors affecting the business and risks associated with the performance of the business. These factors include such risks and uncertainties detailed in RR Donnelley’s periodic public filings with the SEC, including but not limited to those discussed under the “Risk Factors” section in RR Donnelley’s Form 10-K for the fiscal year ended December 31, 2016, and other filings with the SEC and in other investor communications of RR Donnelley from time to time. RR Donnelley does not undertake to and specifically declines any obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect future events or circumstances after the date of such statement or to reflect the occurrence of anticipated or unanticipated events.

Investor Contact:

Brian Feeney, Senior Vice President, Investor Relations

Telephone: 630-322-6908

E-mail: brian.feeney@rrd.com

Source: RR Donnelley

R. R. Donnelley & Sons Company
Condensed Consolidated Statements of Operations
(UNAUDITED)
(in millions, except per share data)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2017	2016	2017	2016
Total net sales	$1,646.0	$1,632.6	$3,322.3	$3,278.2

Total cost of sales (1)	1,342.9	1,316.2	2,691.4	2,629.3

Total gross profit (1)	303.1	316.4	630.9	648.9
Selling, general and administrative expenses (SG&A) (1)	213.2	233.6	435.9	462.9
Restructuring, impairment and other charges - net	3.8	8.2	12.9	13.5
Depreciation and amortization	47.5	49.9	96.1	102.5
Other operating income	—	—	—	(12.3)
Income from operations	38.6	24.7	86.0	82.3
Interest expense - net	45.5	51.4	93.8	101.8
Investment and other (income) expense - net	(93.1)	0.7	(44.4)	0.6
Loss on debt extinguishments	13.6	—	13.6	—
Net earnings (loss) before income taxes	72.6	(27.4)	23.0	(20.1)
Income tax benefit	(4.1)	(4.4)	(3.9)	(1.0)
Net earnings (loss) from continuing operations	76.7	(23.0)	26.9	(19.1)
Net earnings from discontinued operations, net of income taxes (2)	—	8.7	—	44.9
Net earnings (loss)	76.7	(14.3)	26.9	25.8
Less: Income attributable to noncontrolling interests	0.2	0.2	0.5	0.5
Net earnings (loss) attributable to RRD common stockholders	$76.5	$(14.5)	$26.4	$25.3

Basic net earnings (loss) per share attributable to RRD common stockholders:
Continuing operations	$1.09	$(0.33)	$0.38	$(0.28)
Discontinued operations	—	0.12	—	0.64
Net earnings (loss) attributable to RRD stockholders	1.09	(0.21)	0.38	0.36

Diluted net earnings (loss) per share attributable to RRD common stockholders:
Continuing operations	$1.09	$(0.33)	$0.38	$(0.28)
Discontinued operations	—	0.12	—	0.64
Net earnings (loss) attributable to RRD common stockholders	1.09	(0.21)	0.38	0.36

Weighted average common shares outstanding:
Basic	70.1	70.0	70.1	69.9
Diluted	70.2	70.0	70.3	69.9

Additional information:
Gross margin (1)	18.4%	19.4%	19.0%	19.8%
SG&A as a % of total net sales (1)	13.0%	14.3%	13.1%	14.1%
Operating margin	2.3%	1.5%	2.6%	2.5%
Effective tax rate	(5.6%)	16.1%	(17.0%)	5.0%

(1) Exclusive of depreciation and amortization
(2) Operating results from Donnelley Financial and LSC are classified as discontinued operations for all periods presented.

R. R. Donnelley & Sons Company
Condensed Consolidated Balance Sheets
As of June 30, 2017 and December 31, 2016
(UNAUDITED)
(in millions, except per share data)

	6/30/2017	12/31/2016
Assets

Cash and cash equivalents	$224.0	$317.5
Receivables, less allowances for doubtful accounts	1,301.5	1,354.4
Inventories	392.4	379.6
Prepaid expenses and other current assets	142.3	136.7
Investments in LSC & Donnelley Financial	2.3	328.7
Total Current Assets	2,062.5	2,516.9
Property, plant and equipment - net	633.2	650.3
Goodwill	607.1	602.0
Other intangible assets - net	157.5	171.9
Deferred income taxes	119.7	108.9
Other noncurrent assets	251.8	234.7
Total Assets	$3,831.8	$4,284.7

Liabilities

Accounts payable	911.6	1,001.2
Accrued liabilities	409.7	541.7
Short-term and current portion of long-term debt	19.1	8.2
Total Current Liabilities	1,340.4	1,551.1
Long-term debt	2,233.4	2,379.2
Pension liabilities	105.9	119.4
Other postretirement benefits plan liabilities	130.3	134.1
Other noncurrent liabilities	183.3	193.1
Total Liabilities	$3,993.3	$4,376.9

Equity

Common stock, $0.01 par value	0.9	0.9
Authorized: 165.0 shares;
Issued: 89.0 shares in 2017 and 2016

Additional paid-in capital	3,449.0	3,468.5
Accumulated deficit	(2,140.1)	(2,155.4)
Accumulated other comprehensive loss	(143.0)	(55.7)
Treasury stock, at cost, 19.0 shares in 2017 (2016 - 19.1 shares)	(1,341.9)	(1,364.0)
Total RRD stockholders' equity	(175.1)	(105.7)
Noncontrolling interests	13.6	13.5
Total Equity	$(161.5)	$(92.2)
Total Liabilities and Equity	$3,831.8	$4,284.7

R. R. Donnelley & Sons Company
Condensed Consolidated Statements of Cash Flows
For the Six Months Ended June 30, 2017 and 2016
(UNAUDITED)
(in millions)

	2017	2016

Net earnings	$26.9	$25.8
Adjustment to reconcile net earnings to net cash used in operating activities	69.6	261.6
Changes in operating assets and liabilities	(139.3)	(374.5)
Pension and other postretirement benefits plan contributions	(9.0)	(13.2)
Net cash used in operating activities	$(51.8)	$(100.3)

Capital expenditures	(54.2)	(101.4)
All other cash provided by investing activities	127.4	29.3
Net cash provided by (used in) investing activities	$73.2	$(72.1)

Net cash (used in) provided by financing activities	$(122.3)	$76.2

Effect of exchange rate on cash and cash equivalents	7.4	(2.8)

Net decrease in cash and cash equivalents	$(93.5)	$(99.0)

Cash and cash equivalents at beginning of period	317.5	389.6

Cash and cash equivalents at end of period	$224.0	$290.6

R.R. Donnelley & Sons Company
Reconciliation of GAAP to Non-GAAP Measures
For the Three Months Ended June 30, 2017 and 2016
(UNAUDITED)
(in millions, except per share data)

	For the Three Months Ended June 30, 2017						For the Three Months Ended June 30, 2016
	SG&A	Income from operations	Investment and other expense (income) - net	Income tax (benefit) expense	Continuing Operations - Net (loss) earnings attributable to common stockholders	Net (loss) earnings attributable to common stockholders per diluted share	SG&A	Income from operations	Investment and other expense (income) - net	Income tax (benefit) expense	Continuing Operations - Net (loss) earnings attributable to common stockholders	Net (loss) earnings attributable to common stockholders per diluted share
GAAP basis measures	$213.2	$38.6	$(93.1)	$(4.1)	$76.5	$1.09	$233.6	$24.7	$0.7	$(4.4)	$(23.2)	$(0.33)

Non-GAAP adjustments:
Restructuring charges - net (2)	—	3.5	—	(0.9)	4.4	0.06	—	6.9	—	(2.6)	9.5	0.14
Impairment charges - net (2)	—	(0.3)	—	(0.1)	(0.2)	—	—	0.7	—	(0.3)	1.0	0.01
Other charges (2)	—	0.6	—	(0.1)	0.7	0.01	—	0.6	—	—	0.6	0.01
Spinoff-related transaction expenses (3)	(1.2)	1.2	—	0.4	0.8	0.01	—	—	—	—	—	—
Acquisition-related expenses (4)	—	—	—	—	—	—	(1.4)	1.4	—	0.4	1.0	0.01
Net gain on investments (5)	—	—	92.4	2.4	(94.8)	(1.35)	—	—	0.1	—	(0.1)	—
Pension settlement charges (6)	—	—	—	—	—	—	(20.4)	20.4	—	8.4	12.0	0.17
Loss on debt extinguishments (7)	—	—	—	5.1	8.5	0.12	—	—	—	—	—	—
Total Non-GAAP adjustments	(1.2)	5.0	92.4	6.8	(80.6)	(1.15)	(21.8)	30.0	0.1	5.9	24.0	0.34
Non-GAAP measures	$212.0	$43.6	$(0.7)	$2.7	$(4.1)	$(0.06)	$211.8	$54.7	$0.8	$1.5	$0.8	$0.01

	2017	2016
GAAP diluted weighted average common shares outstanding	70.2	70.0
Dilutive impact of change in earnings (8)	(0.1)	0.4
Non-GAAP diluted weighted average common shares outstanding	70.1	70.4

Additional non-GAAP information:	2017	2016
SG&A as a % of total net sales (1)	12.9%	13.0%
Operating margin	2.6%	3.4%
Effective tax rate	(225.0%)	60.0%

1)	Exclusive of depreciation and amortization.
2)

Restructuring, impairment and other charges - net: charges incurred in the second quarter of 2017 included pre-tax charges of $2.4 million for employee termination costs; $1.1 million of lease termination and other restructuring costs; $0.6 million for multi-employer pension plan withdrawal obligations unrelated to facility closures; and $0.3 million net gain related to the sale of previously impaired equipment. See Note 7, Restructuring, Impairment and Other Charges, to the Condensed Consolidated Financial Statements for additional details. Charges incurred in the second quarter of 2016 included pre-tax charges of $6.1 million for employee termination costs; $0.7 million of impairment charges related to buildings and machinery and equipment associated with facility closures; $0.8 million of lease termination and other restructuring costs; and $0.6 million of other charges for multi-employer pension plan withdrawal obligations unrelated to facility closures.

3)	Spinoff-related transaction expenses: included charges related to consulting and other expenses for the three months ended June 30, 2017 associated with the 2016 spinoff transactions.
4)	Acquisition-related expenses: included charges related to legal, accounting and other expenses for the three months ended June 30, 2016 associated with contemplated or completed acquisitions.
5)

Net gain on investments: included pre-tax non-cash net realized gain of $92.4 million ($94.4 million after-tax) for the three months ended June 30, 2017, resulting from the debt-for-equity exchange of a portion of the Company’s retained shares of Donnelley Financial for certain outstanding senior notes and an after-tax gain of $0.4 million related to the Company’s affordable housing investments. The three months ended June 30, 2016 included a pre-tax gain of $0.1 million ($0.1 million after-tax) resulting from the sale of certain of the Company’s affordable housing investments.

6)	Pension settlement charges: included non-cash pension settlement charges during the three months ended June 30, 2016.
7)

Loss on debt extinguishments: related to the premiums paid in connection with the tenders, unamortized debt issuance costs and other expenses due to the repurchase of debentures and senior notes and the debt-for-equity exchange of senior notes during the three months ended June 30, 2017.

8)

Dilutive impact of change in earnings: in periods when the Company is in a net loss from continuing operations, share-based awards are excluded from the calculation of earnings per share as their inclusion would have an anti-dilutive effect. In the second quarter of 2017, the Company had net earnings from continuing operations on a GAAP basis and thus included the impact of the dilutive share-based awards in the calculation of earnings per share but had a net loss from continuing operations on a Non-GAAP basis and therefore did not include the dilutive impact of share-

based awards in the calculation of earnings per share. In the second quarter of 2016, the Company had a net loss on a GAAP basis and thus did not include the dilutive impact of share-based awards in the calculation of earnings per share but had net earnings on a Non-GAAP basis and therefore included the impact of the dilutive share-based awards in the calculation of earnings per share.

R.R. Donnelley & Sons Company
Reconciliation of GAAP to Non-GAAP Measures
For the Six Months Ended June 30, 2017 and 2016
(UNAUDITED)
(in millions, except per share data)

	For the Six Months Ended June 30, 2017						For the Six Months Ended June 30, 2016
	SG&A	(Loss) income from operations	Investment and other expense (income) - net	Income tax (benefit) expense	Continuing Operations - Net (loss) earnings attributable to common stockholders	Net (loss) earnings attributable to common stockholders per diluted share	SG&A	Income from operations	Investment and other expense (income) - net	Income tax (benefit) expense	Continuing Operations - Net (loss) earnings attributable to common stockholders	Net (loss) earnings attributable to common stockholders per diluted share
GAAP basis measures	$435.9	$86.0	$(44.4)	$(3.9)	$26.4	$0.38	$462.9	$82.3	$0.6	$(1.0)	$(19.6)	$(0.28)

Non-GAAP adjustments:
Restructuring charges - net (2)	—	11.5	—	0.5	11.0	0.15	—	13.3	—	(3.3)	16.6	0.24
Impairment charges - net (2)	—	0.2	—	—	0.2	—	—	(0.9)	—	(1.4)	0.5	0.01
Other charges (2)	—	1.2	—	—	1.2	0.02	—	1.1	—	(0.1)	1.2	0.02
Spinoff-related transaction expenses (3)	(3.3)	3.3	—	1.2	2.1	0.03	—	—	—	—	—	—
Acquisition-related expenses (4)	—	—	—	—	—	—	(2.0)	2.0	—	0.6	1.4	0.02
Pension settlement charges (5)	—	—	—	—	—	—	(20.4)	20.4	—	8.4	12.0	0.17
Loss on debt extinguishments (6)	—	—	—	5.1	8.5	0.12	—	—	—	—	—	—
Net gain on investments (7)	—	—	42.1	1.4	(43.5)	(0.62)	—	—	0.1	—	(0.1)	—
Gain on disposal of businesses (8)	—	—	—	—	—	—	—	(12.3)	—	—	(12.3)	(0.18)
Total Non-GAAP adjustments	(3.3)	16.2	42.1	8.2	(20.5)	(0.30)	(22.4)	23.6	0.1	4.2	19.3	0.28
Non-GAAP measures	$432.6	$102.2	$(2.3)	$4.3	$5.9	$0.08	$440.5	$105.9	$0.7	$3.2	$(0.3)	$—

Additional non-GAAP information:	2017	2016
SG&A as a % of total net sales (1)	13.0%	13.4%
Operating margin	3.1%	3.2%
Effective tax rate	40.2%	94.1%
1)	Exclusive of depreciation and amortization.
2)

Restructuring, impairment and other charges - net: charges incurred in the second quarter of 2017 included pre-tax charges of $8.8 million for employee termination costs; $2.7 million of lease termination and other restructuring costs; $1.2 million for multi-employer pension plan withdrawal obligations unrelated to facility closures; and $0.2 million of net impairment charges of long-lived assets. Charges incurred in the second quarter of 2016 included pre-tax charges of $11.0 million for employee termination costs; $0.9 for a net gain on the sale of previously impaired other long-lived assets, partially offset by impairment charges related to buildings and machinery and equipment associated with facility closures; $2.3 million of lease termination and other restructuring costs; and $1.1 million of other charges for multi-employer pension plan withdrawal obligations unrelated to facility closures.

3)	Spinoff-related transaction expenses: included charges related to consulting and other expenses for the six months ended June 30, 2017 associated with the 2016 spinoff transactions.
4)	Acquisition-related expenses: included charges related to legal, accounting and other expenses for the six months ended June 30, 2016 associated with contemplated or completed acquisitions.
5)	Pension settlement charges: included non-cash pension settlement charges during the six months ended June 30, 2016.
6)

Loss on debt extinguishments: related to the premiums paid in connection with the tenders, unamortized debt issuance costs and other expenses due to the repurchase of debentures and senior notes and the debt-for-equity exchange of senior notes during the six months ended June 30, 2017.

7)

Net gain on investments: pre-tax non-cash net realized gain of $92.4 million ($94.4 million after-tax) resulting from the debt-for-equity exchange of a portion of the Company’s retained shares of Donnelley Financial for certain outstanding senior notes and a pre-tax gain of $1.3 million ($0.7 million after-tax) resulting from the sale of certain of the Company’s affordable housing investments, partially offset by a pre-tax loss of $51.6 million ($51.6 million after-tax) resulting from the sale of the Company’s retained interest in LSC during the six months ended June 30, 2017. The six months ended June 30, 2016 included pre-tax gain of $0.1 million ($0.1 million after-tax) resulting from the sale of certain of the Company’s affordable housing investments.

8)	Gain on disposal of businesses: included a pre-tax gain on the sales of two entities in the International segment six months ended June 30, 2016.

R. R. Donnelley & Sons Company
Segment GAAP to Non-GAAP Operating Income and Non-GAAP Adjusted EBITDA and Margin Reconciliation
For the Three Months Ended June 30, 2017 and 2016
(UNAUDITED)
(in millions)

	Variable Print	Strategic Services	International	Corporate	Consolidated
For the Three Months Ended June 30, 2017
Net sales	$735.0	$406.0	$505.0	$—	$1,646.0
Income (loss) from operations	31.1	4.0	16.3	(12.8)	38.6
Operating margin %	4.2%	1.0%	3.2%	nm	2.3%

Non-GAAP Adjustments
Restructuring charges - net	0.8	—	1.9	0.8	3.5
Impairment charges - net	(0.3)	—	—	—	(0.3)
Other charges	0.5	0.1	—	—	0.6
Spinoff-related transaction expenses	—	—	—	1.2	1.2
Total Non-GAAP adjustments	1.0	0.1	1.9	2.0	5.0

Non-GAAP income (loss) from operations	$32.1	$4.1	$18.2	$(10.8)	$43.6
Non-GAAP operating margin %	4.4%	1.0%	3.6%	nm	2.6%

Depreciation and amortization	28.5	4.6	13.5	0.9	47.5
Non-GAAP Adjusted EBITDA	$60.6	$8.7	$31.7	$(9.9)	$91.1
Non-GAAP Adjusted EBITDA margin %	8.2%	2.1%	6.3%	nm	5.5%

For the Three Months Ended June 30, 2016
Net sales	$741.4	$400.1	$491.1	$—	$1,632.6
Income (loss) from operations	40.1	8.9	28.8	(53.1)	24.7
Operating margin %	5.4%	2.2%	5.9%	nm	1.5%

Non-GAAP Adjustments
Restructuring charges - net	0.6	0.2	2.9	3.2	6.9
Impairment charges - net	0.4	—	0.3	—	0.7
Other charges	0.5	0.1	—	—	0.6
Acquisition-related expenses	—	—	—	1.4	1.4
Pension settlement	—	—	—	20.4	20.4
Total Non-GAAP adjustments	1.5	0.3	3.2	25.0	30.0

Non-GAAP income (loss) from operations	$41.6	$9.2	$32.0	$(28.1)	$54.7
Non-GAAP operating margin %	5.6%	2.3%	6.5%	nm	3.4%

Depreciation and amortization	30.1	5.1	14.9	(0.2)	49.9
Non-GAAP Adjusted EBITDA	$71.7	$14.3	$46.9	$(28.3)	$104.6
Non-GAAP Adjusted EBITDA margin %	9.7%	3.6%	9.5%	nm	6.4%

R. R. Donnelley & Sons Company
Segment GAAP to Non-GAAP Operating Income and Non-GAAP Adjusted EBITDA and Margin Reconciliation
For the Six Months Ended June 30, 2017 and 2016
(UNAUDITED)
(in millions)

	Variable Print	Strategic Services	International	Corporate	Consolidated
For the Six Months Ended June 30, 2017
Net sales	$1,512.1	$830.6	$979.6	$—	$3,322.3
Income (loss) from operations	74.9	7.8	33.2	(29.9)	86.0
Operating margin %	5.0%	0.9%	3.4%	nm	2.6%

Non-GAAP Adjustments
Restructuring charges - net	1.3	1.4	6.4	2.4	11.5
Impairment charges - net	(0.3)	0.5	—	—	0.2
Other charges	1.0	0.2	—	—	1.2
Spinoff-related transaction expenses	—	—	—	3.3	3.3
Total Non-GAAP adjustments	2.0	2.1	6.4	5.7	16.2

Non-GAAP income (loss) from operations	$76.9	$9.9	$39.6	$(24.2)	$102.2
Non-GAAP operating margin %	5.1%	1.2%	4.0%	nm	3.1%

Depreciation and amortization	57.7	8.8	27.4	2.2	96.1
Non-GAAP Adjusted EBITDA	$134.6	$18.7	$67.0	$(22.0)	$198.3
Non-GAAP Adjusted EBITDA margin %	8.9%	2.3%	6.8%	nm	6.0%

For the Six Months Ended June 30, 2016
Net sales	$1,521.5	$784.6	$972.1	$—	$3,278.2
Income (loss) from operations	93.9	12.0	65.8	(89.4)	82.3
Operating margin %	6.2%	1.5%	6.8%	nm	2.5%

Non-GAAP Adjustments
Restructuring charges - net	1.6	0.5	7.6	3.6	13.3
Impairment charges - net	0.3	—	(2.5)	1.3	(0.9)
Other charges	0.9	0.2	—	—	1.1
Acquisition related expenses	—	—	—	2.0	2.0
Pension settlement charges	—	—	—	20.4	20.4
Gain on disposal of businesses	—	—	(12.3)	—	(12.3)
Total Non-GAAP adjustments	2.8	0.7	(7.2)	27.3	23.6

Non-GAAP income (loss) from operations	$96.7	$12.7	$58.6	$(62.1)	$105.9
Non-GAAP operating margin %	6.4%	1.6%	6.0%	nm	3.2%

Depreciation and amortization	60.0	9.7	31.9	0.9	102.5
Non-GAAP Adjusted EBITDA	$156.7	$22.4	$90.5	$(61.2)	$208.4
Non-GAAP Adjusted EBITDA margin %	10.3%	2.9%	9.3%	nm	6.4%

R.R. Donnelley & Sons Company
Reconciliation of Reported to Organic Net Sales
For the Three Months Ended June 30, 2017
(UNAUDITED)
(in millions)

	International	Variable Print	Strategic Services	Consolidated
Reported net sales change	2.8%	(0.9%)	1.5%	0.8%
Less:
Impact of acquisitions(1)	---%	1.0%	1.9%	1.0%
Year-over-year impact of changes in foreign currency (FX) rates	(2.9%)	---%	---%	(0.9%)
Year-over-year impact of dispositions(2)	(0.3%)	---%	---%	(0.1%)
Year-over-year impact of new sales under the Commercial Agreements(3)	0.6%	---%	5.7%	1.6%
Net organic sales change(4)	5.4%	(1.9%)	(6.1%)	(0.8%)
(1)

The reported results of the Company include the results of acquired businesses from the acquisition date forward.  To calculate the impact of the acquisition of Precision Dialogue in August of 2016, the Company has calculated pro forma net sales as if the acquisition took place on January 1, 2016 for the purposes of this schedule. This resulted in the addition of $15.7 million of pro forma net sales in 2016.

(2)	Adjusted for net sales of disposed businesses: entities within the International segment in the first and third quarters of 2016.
(3)	Adjusted for new sales as a result of the Commercial Agreements entered into in conjunction with the spinoff transactions.
(4)	Adjusted for net sales of acquired and disposed businesses, new sales under the Commercial agreements and the impact of changes in FX rates.

R.R. Donnelley & Sons Company
Reconciliation of Reported to Organic Net Sales
For the Six Months Ended June 30, 2017
(UNAUDITED)
(in millions)

	International	Variable Print	Strategic Services	Consolidated
Reported net sales change	0.8%	(0.6%)	5.9%	1.3%
Less:
Impact of acquisitions(1)	---%	1.1%	1.9%	0.9%
Year-over-year impact of changes in foreign currency (FX) rates	(2.4%)	---%	---%	(0.7%)
Year-over-year impact of dispositions(2)	(0.4%)	---%	---%	(0.1%)
Year-over-year impact of new sales under the Commercial Agreements(3)	0.6%	---%	7.4%	2.0%
Net organic sales change(4)	3.0%	(1.7%)	(3.4%)	(0.8%)
(1)

The reported results of the Company include the results of acquired businesses from the acquisition date forward.  To calculate the impact of the acquisition of Precision Dialogue in August of 2016, the Company has calculated pro forma net sales as if the acquisition took place on January 1, 2016 for the purposes of this schedule. This resulted in the addition of $30.5 million of pro forma net sales in 2016.

(2)	Adjusted for net sales of disposed businesses: entities within the International segment in the first and third quarters of 2016.
(3)	Adjusted for new sales as a result of the Commercial Agreements entered into in conjunction with the spinoff transactions.
(4)	Adjusted for net sales of acquired and disposed businesses, new sales under the Commercial agreements and the impact of changes in FX rates.

R.R. Donnelley & Sons Company
Reconciliation of GAAP Net Earnings (Loss) to Non-GAAP Adjusted EBITDA
For the Three Ended June 30, 2017 and 2016
(UNAUDITED)
(in millions)

	For the Three Months Ended June 30,
	2017	2016

GAAP net earnings (loss) attributable to RRD common stockholders	$76.5	$(14.5)

Adjustments
Less: earnings from discontinued operations, net of tax	—	(8.7)
Income attributable to noncontrolling interests	0.2	0.2
Income tax expense	(4.1)	(4.4)
Interest expense - net	45.5	51.4
Investment and other (income) expense- net	(93.1)	0.7
Depreciation and amortization	47.5	49.9
Restructuring, impairment and other charges - net	3.8	8.2
Net loss on debt extinguishments	13.6	—
Spinoff-related transaction costs	1.2	—
Acquisition-related expenses	—	1.4
Pension settlement charges	—	20.4
Total Non-GAAP adjustments	14.6	119.1

Non-GAAP adjusted EBITDA from continuing operations	$91.1	$104.6

Net sales	$1,646.0	$1,632.6
Non-GAAP adjusted EBITDA margin %	5.5%	6.4%